EXHIBIT 5 (a)


[Name of Fund]

LEHMAN BROTHERS INSTITUTIONAL FUNDS GROUP TRUST


INVESTMENT ADVISORY AGREEMENT



									[Date]




Lehman Brothers Global Asset Management Inc.
Three World Trade Center
New York, NY

Ladies and Gentlemen:

		Lehman Brothers Institutional Funds Group Trust (the "Trust"), a business trust organized under the laws of The Commonwealth of Massachusetts, confirms its agreement with Lehman Brothers Global Asset Management Inc. (the "Advisor") regarding investment advisory services to be provided by the Advisor to the [Name of Fund] (the "Fund"), a portfolio of the Trust. The Advisor agrees to provide services upon the following terms and conditions:

	1.	Investment Description; Appointment.

		The Trust anticipates that the Fund will employ its capital by investing and reinvesting in investments of the kind and in accordance with the limitations specified in the Trust's Declaration of Trust dated November 25, 1992, as amended from time to time (the "Declaration of Trust "), in the prospectus (the "Prospectus") and the statement of additional information (the "Statement") describing the Fund filed with the Securities and Exchange Commission as part of the Trust's Registration Statement on Form N-1A, as amended from time to time, and in the manner and to the extent as may from time to time be approved by the Board of Trustees of the Trust. Copies of the Prospectus, the Statement and the Declaration of Trust have been or will be submitted to the Advisor. The Trust desires to employ and appoints the Advisor to act as the Fund's investment adviser. The
Advisor accepts the appointment and agrees to furnish the services for the compensation set forth below.

	2.	Services as Investment Adviser.

		Subject to the supervision and direction of the Board of Trustees of the Trust, the Advisor has general oversight responsibility for the investment advisory services provided to the Fund and will exercise this responsibility in accordance with the Declaration of Trust, the Investment Company Act of 1940 and the Investment
Advisers Act of 1940, as the same may from time to time be amended, and with the Fund's investment objective and policies as stated in the Prospectus and Statement of Additional Information relating to the Fund as from time to time in effect. In connection therewith, the Advisor will, among other things, (a) participate in the formulation of the Fund's investment policies, (b) analyze economic trends affecting the Fund, and (c) monitor the brokerage and research services (as those terms are defined in Section
28(e) of the Securities Act of 1934) that are provided to the Fund and may be considered by the Advisor in selecting brokers or dealers to execute particular transactions.

	3.	Information Provided to the Trust.

		The Advisor will keep the Trust informed of developments materially affecting the Fund, and will, on its own initiative, furnish the Trust from time to time with whatever information the Advisor believes is appropriate for this purpose.

	4.	Standard of Care.

		The Advisor will exercise its best judgment in rendering the services described in paragraph 2 of this Agreement. The Advisor will not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, except that nothing in this Agreement may be deemed to protect or purport to protect the Advisor against any liability to the Trust or to shareholders of the Fund to which the Advisor would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or by reason of the Advisor's reckless disregard of its obligations and duties under this Agreement.

	5.	Compensation.

		In consideration of the services rendered pursuant to this Agreement, the Trust will pay the Advisor on the first business day of each month a fee for the previous month at the annual rate of __% of the value of the Fund's average daily net assets. The fee for the period from the date the Fund commences its investment operations to the end of the month during which the Fund commences its investment operations will be prorated according to the proportion that the period bears to the full monthly period. Upon any termination of this Agreement before the end of a month, the fee for such part of that month will be prorated according to the proportion that the period bears to the full monthly period and will be payable upon the date of termination of this Agreement. For the purpose of determining fees payable to the Advisor, the value of the Fund's net assets will be computed at the times and in the manner specified in the Prospectus and/or the Statement.

	6.	Expenses.

		The Advisor will bear all expenses in connection with the performance of its services under this Agreement.
The Fund will bear certain other expenses to be incurred in its operation, including, but not limited to: costs incurred in connection with the Trust's organization;
investment advisory, administration and shareholder servicing fees; fees for necessary professional and brokerage services; fees for any pricing service; the costs of regulatory compliance; and the costs associated with maintaining the Trust's legal existence; and costs of corresponding with shareholders of the Fund.

	7.	Reduction of Fee.

		If in any fiscal year of the Fund, the aggregate expenses of the Fund (including fees pursuant to this Agreement and the Trust's administration agreement relating to the Fund, but excluding interest, taxes, brokerage fees, fees paid by the Fund pursuant to the Trust's shareholder services plan and, if permitted by the relevant state securities commissions, extraordinary expenses) exceed the expense limitation of any state having jurisdiction over the Fund, the Advisor will reduce its fee to the Fund for that excess expense to the extent required by state law in the same proportion as its advisory fee bears to the Fund's aggregate fees for investment advice and administration. A fee reduction pursuant to this paragraph 7, if any, will be estimated, reconciled and paid on a monthly basis.

	8.	Services to Other Companies or Accounts.

		(a) The Trust understands that the Advisor now acts, will continue to act and may act in the future as investment adviser to fiduciary and other managed accounts, and may act in the future as investment adviser to other investment companies, and the Trust has no objection to the Advisor so acting, provided that whenever the Fund and one or more fiduciary and other managed accounts or other investment companies advised by the Advisor have available funds for investment, investments suitable and appropriate for each will be allocated in accordance with a formula believed by the Advisor to be equitable to each. The Trust recognizes that in some cases this procedure may adversely affect the price paid or received by the Fund or the size of the position obtained or disposed of by the Fund.

		(b)  The Trust understands that the persons
employed by the Advisor to assist in the performance of the Advisor's duties under this Agreement will not devote their full time to such service and nothing contained in this Agreement will be deemed to limit or restrict the right of the Advisor or any affiliate of the Advisor to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.

	9.	Term of Agreement.

		(a) This Agreement will become effective as of the date the Fund commences its investment operations and will continue for an initial two-year term and will continue thereafter so long as the continuance is specifically approved at least annually by (i) the Board of Trustees of the Trust or (ii) a vote of a "majority" (as defined in the Investment Company Act of 1940, as amended (the "1940 Act")) of the Fund's outstanding voting securities, provided that in either event the continuance is also approved by a majority of the Board of Trustees who are not "interested persons" (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on the approval.

		(b)  This Agreement is terminable, without
penalty, on 60 days' written notice, by the Board of Trustees of the Trust or by vote of holders of a majority of the Fund's outstanding voting securities, or upon 90 days' written notice, by the Advisor.

		(c) This Agreement will terminate automatically in the event of its "assignment" (as defined in the 1940
Act).

	10.	Representation by the Trust.

		The Trust represents that a copy of the
Declaration of Trust is on file with the Secretary of The
Commonwealth of Massachusetts and with the Boston City
Clerk.

	11.	Limitation of Liability.

		The Trust and the Advisor agree that the obligations of the Trust under this Agreement will not be binding upon any of the Trustees of the Trust, shareholders of the Fund, nominees, officers, employees or agents, whether past, present or future, of the Trust, individually, but are binding only upon the assets and property of the Fund, as provided in the Declaration of Trust. The execution and delivery of this Agreement have been authorized by the Trustees of the Trust and signed by an authorized officer of the Trust, acting as such, and neither the authorization by the Trustees, nor the execution and delivery by the officer will be deemed to have been made by any of them individually or to impose any liability on any of them personally, but will bind only the assets and property of the Fund as provided in its Declaration of Trust
 . No series of the Trust, including the Fund, will be liable for any claims against any other series.

*          *          *          *          *




		If the foregoing is in accordance with your understanding, kindly indicate your acceptance of this Agreement by signing and returning the enclosed copy of this Agreement.


	Very truly yours,


	LEHMAN BROTHERS INSTITUTIONAL 		FUNDS GROUP
TRUST



By:
	   Name:
   Title:


Accepted:

LEHMAN BROTHERS GLOBAL
ASSET MANAGEMENT INC.



By:
   Name:
   Title:



APPENDIX A
effective February 1, 1996


Name of Fund
C
o
n
t
r
a
c
t
u
a
l

R
a
t
e





Prime Money Market Fund
 .
2
0
%


Prime Value Money Market Fund
 .
2
0
%


Government Obligations Money
Market Fund
 .
2
0
%


Cash Management Fund
 .
2
0
%


Treasury Instruments Money
Market Fund II
 .
2
0
%


Municipal Money Market Fund
 .
2
0
%


Tax-Free Money Market Fund
 .
2
0
%










  Please see Appendix A for a list of fees.





lehman/institut/bdbook/1994/080394\invadvs.doc